EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMB PROPERTY CORPORATION ANNOUNCES RESTATEMENT OF DEPRECIATION EXPENSE FOR PRIOR PERIODS AND THIRD QUARTER 2004 RESULTS

Prior Period Results Restated for Additional Depreciation Expenses of Leasehold Investments; Operating Results Reflect Strengthening National Industrial Market With Higher Occupancies and Improving Same Store Results

SAN FRANCISCO, October 12, 2004 – AMB Property Corporation (NYSE:AMB), a leading global developer and owner of industrial real estate, announced a restatement of depreciation expense for prior period results relating to 39 buildings in its portfolio, 38 of which are located on-tarmac. As part of the company’s on-going review of its accounting policies and internal control over financial reporting, the company determined that it should have depreciated certain of its investments in buildings that reside on land subject to ground leases over the remaining terms of the ground leases, not over 40 years as applied to buildings that reside on land held in fee by the company. AMB did not segregate these assets into a separate expected useful life category for depreciation purposes. Management determined that the internal control deficiency that gave rise to this restatement represents a material weakness, as defined by the PCAOB’s Auditing Standard No. 2. In connection with correcting the error, AMB believes it has taken appropriate action to modify its system of internal control and properly remediate this internal control deficiency. Going forward, these assets will be depreciated over the lesser of 40 years or the contractual term of the underlying ground lease.

To reflect additional depreciation expense, management will restate AMB’s previously issued financial statements for the years ended December 31, 2003, 2002 and 2001 filed on Form 10-K and for the quarters ended March 31, 2004 and June 30, 2004 filed on Form 10-Q. Management and the Audit Committee consulted with the company’s independent auditors, PricewaterhouseCoopers LLP, and determined that this was the proper approach.

The restatement affects the company’s depreciation expense, net income and earnings per share for the prior periods. The net impact of the restatement of depreciation expense on earnings per share results will reduce EPS by $0.02 from $1.43 to $1.41 for 2001; by $0.04 from $1.37 to $1.33 for 2002; by $0.06 from $1.47 to $1.41 for 2003. The net impact on each of the three months ended March 31, and June 30, 2004 will reduce EPS by $0.02 from $0.19 to $0.17 and by $0.02 from $0.22 to $0.20, respectively. The restatement reduces net income available to stockholders from $122 million to $120 million for 2001, from $116 million to $113 million for 2002, from $122 million to $117 million for 2003, from $16 million to $15 million for the quarter ended March 31, 2004 and from $18 million to $17 million for the quarter ended June 30, 2004. This restatement of depreciation expense does not impact the company’s previously reported funds from operations (FFO) per fully diluted share and unit as, in accordance with NAREIT’s FFO definition, the company adds back real estate-related depreciation to calculate FFO.

Operating Results

AMB reported third quarter 2004 earnings per share (EPS) of $0.35, exceeding the company’s guidance for the quarter of $0.30 to $0.33 per share. The higher-than-expected results were driven by early receipt of gains from property dispositions and net lease termination fees, offset by delayed development profits.

Earnings per share for the nine months ended September 30, 2004 were $0.73 per share compared with $1.11 in the same period of 2003. EPS results for the first nine months of 2004 included $0.14 of gains on disposition of real estate and an adjustment of $0.03 of additional depreciation on investments in leasehold investments related to the first six months of 2004. For the first nine months of 2003, EPS included $0.57 of gains on dispositions of real estate and an additional restatement of depreciation expense of $0.04 related to certain leasehold investments.

The company’s industrial operating portfolio was 94.6% leased as of September 30, 2004, up 100 basis points from June 30, 2004, and up 260 basis points from September 30, 2003. Preliminary data indicate U.S. industrial vacancy at the end of the third quarter was 11.2%, representing a 20 basis point improvement from the prior quarter — the second consecutive quarter of improving occupancy nationally.

Cash-basis same store net operating income (NOI) increased 4.8% in third quarter 2004, driven primarily by lease termination fees. Without the effect of lease termination fees, same store NOI increased 0.6% in the quarter, driven by occupancy gains offset by rental rate decreases on leases renewed or rolled over during the past 12 months. For the year to date, same store NOI declined 1.1%; without the impact of lease termination fees, year-to-date same store NOI decreased 1.0%.

Hamid R. Moghadam, chairman and CEO, said, “The strengthening of the industrial markets which began earlier this year continues to take hold. On a national basis, absorption of industrial property is estimated to have exceeded 50 million square feet, the highest level since the fourth quarter of 2000. We believe the prospects for well-located, functional industrial real estate are good. The ISM manufacturing index remains well above the level indicating expansion and the recent upward revision in GDP reflects gains in business spending and the much-anticipated restocking of inventories. These conditions supported the strong growth in occupancy in AMB’s portfolio during the third quarter. We are now seeing levels of customer activity in several markets which suggests future rental rate growth.”

Investment Activity

During the third quarter, AMB acquired 590,800 square feet of distribution facilities in two buildings for a total expected investment of $51.6 million. Both assets are fully leased and are situated in infill locations of the company’s target market of northern New Jersey. The transactions bring the company’s year-to-date acquisition activity to 4.6 million square feet in 48 buildings with a total expected investment of $490.8 million.

Development starts in the quarter totaled approximately 2.7 million square feet in seven projects in three countries with an expected total investment of $345.7 million. The two largest projects total approximately 1.8 million square feet of multi-story, ramp-accessed industrial facilities in the high-demand logistics markets of Tokyo and Osaka, Japan. In Osaka, AMB’s 973,000 square-foot Amagasaki Distribution Center broke ground in August and is approximately 50% preleased.

During the quarter, the company stabilized 370,600 square feet of new developments for a total expected investment of $15.4 million. The stabilized developments include the Singapore Airport Logistics Center Building 1 adjacent to Singapore’s Changi International Airport and Northfield Building 600, adjacent to Dallas Fort Worth International Airport.

AMB’s president, W. Blake Baird, commented, “We continue to see outstanding development opportunities in our global target markets, particularly in airport and seaport locations of Japan. Our current development pipeline totals 8.6 million square feet with an estimated total investment of $689.3 million — more than 60% of which is located in non-U.S. markets. We expect this pipeline to provide excellent global expansion opportunities for our customers and a growing source of value for our investors.”

The quarter included sales of seven buildings for a total disposition price of approximately $62.8 million. In addition, the company generated $1.5 million of net development profits in the quarter from its development-for-sale program.

Financing Activities

During the quarter, AMB Institutional Alliance Fund III (Fund III), a wholly-owned subsidiary, obtained a seven-year, $101 million secured loan facility which combines both fixed and floating rates terms and significant prepayment flexibility. AMB expects to close on the first equity raise for Fund III during the fourth quarter, reducing the company’s 100% ownership of the fund to the 20% to 50% level. Fund III is expected to be the REIT industry’s first open-end, commingled private capital fund with an initial asset base of more than $400 million.

Supplemental Earnings Measure

AMB reports funds from operations per fully diluted share and unit (FFOPS) in accordance with the standards established by NAREIT. Third quarter 2004 FFOPS increased more than 27% to $0.61 from $0.48 at September 30, 2003, at the top end of the company’s guidance of $0.59 — $0.61 per share. The high end of the company’s guidance was achieved through receipt of an earlier-than-anticipated level of net lease termination fees. The strong year-over-year results are attributable to increased levels of capital deployment and improved core operations. FFOPS for the nine months ended September 30, 2004 was $1.68, nine percent ahead of FFOPS for the same period in 2003 of $1.54.

Included in the footnotes to the company’s attached financial statements is a discussion of why management believes FFO is a useful supplemental measure of operating performance, ways in which investors might use FFO when assessing the company’s financial performance, and FFO’s limitations as a measurement tool. A reconciliation from net income to funds from operations is provided in the attached tables and published in AMB’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.

Conference Call and Supplemental Information

The company will host a conference call to discuss the quarter’s results on Wednesday, October 13, 2004 at 1:00 PM EDT/10:00 AM PDT. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing +1 877 359 6098 and using reservation code 1039810 or by webcast through a link on the company’s website at www.amb.com.

If you are unable to listen to the live conference call, a telephone and webcast replay will be available after 12:00 PM PDT on Wednesday, October 13, 2004. The telephone replay will be available until 5:00 PM PDT on Friday, November 12, 2004 and can be accessed by dialing +1 800 642 1687 or +1 706 645 9291 and using reservation code 1039810. The webcast can be accessed through a link on the company’s website at www.amb.com and will be available until 5:00 PM PDT on Friday, November 12, 2004.

In addition, the company will post a summary of the guidance given on the call and a supplement detailing the components of net asset value to the Investor Information portion of its website on Wednesday, October 20, 2004 by 5:00 PM PDT.

AMB Property Corporation. Local partner to global trade.™

AMB Property Corporation is a leading owner and operator of industrial real estate, focused on major hub and gateway distribution markets throughout North America, Europe and Asia. As of September 30, 2004 AMB owned, managed and had renovation and development projects totaling 109.1 million square feet (10.1 million square meters) and 1,106 buildings in 38 markets within eight countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio is comprised of High Throughput Distribution® facilities – industrial properties built for speed and located near airports, seaports and ground transportation systems.

AMB’s press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 877 285 3111.

This document contains forward-looking statements such as the company’s interpretation of trends regarding national and portfolio industrial space absorption; size and timing of deliveries and total investment in development projects; goals regarding amount of non-U.S. investment; and timing and use of funds for planned refinancing activity, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. The events or circumstances reflected in our forward-looking statements might not occur. We assume no obligation to update or supplement forward-looking statements. For further information on factors that could impact AMB and the statements contained herein, reference should be made to AMB’s filings with the Securities and Exchange Commission, including AMB’s annual report on Form 10-K for the year ended December 31, 2003.

AMB CONTACTS

Lauren L. Barr
Vice President, Corporate Communications
Direct +1 415 733 9477
Fax +1 415 477 2177
Email            lbarr@amb.com

Evaleen G. Andamo
Director, Investor Relations
Direct +1 415 733 9565
Fax +1 415 477 2065
Email            eandamo@amb.com

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
		(restated)	(restated)	(restated)
Assets
Investments in real estate:
Total investments in properties	$6,302,529	$6,051,308	$5,730,654	$5,491,707
Accumulated depreciation	(595,438)	(560,877)	(524,115)	(485,559)

Net investments in properties	5,707,091	5,490,431	5,206,539	5,006,148
Investment in unconsolidated joint ventures	48,601	52,579	54,006	52,009
Properties held for contribution, net	11,854	11,143	—	—
Properties held for divestiture, net	59,924	39,246	9,628	11,751

Net investments in real estate	5,827,470	5,593,399	5,270,173	5,069,908
Cash and cash equivalents	174,323	146,136	150,903	156,663
Mortgages receivable	23,068	23,594	23,620	43,145
Accounts receivable, net	102,078	96,524	92,081	88,452
Other assets	94,711	76,958	69,669	51,391

Total assets	$6,221,650	$5,936,611	$5,606,446	$5,409,559

Liabilities and Stockholders’ Equity
Secured debt	$1,617,944	$1,552,084	$1,457,630	$1,363,890
Unsecured senior debt securities	1,025,000	1,025,000	1,025,000	925,000
Unsecured debt	9,182	9,334	9,482	9,628
Unsecured credit facilities	583,864	428,502	261,369	275,739
Accounts payable and other liabilities	278,350	256,574	208,614	187,095

Total liabilities	3,514,340	3,271,494	2,962,095	2,761,352
Minority interests:
Joint venture partners	701,639	698,549	662,235	658,723
Preferred unitholders	278,378	241,899	241,873	241,899
Limited partnership unitholders	88,026	88,190	89,036	90,448

Total minority interests	1,068,043	1,028,638	993,144	991,070
Stockholders’ equity:
Common stock	1,536,063	1,533,275	1,547,995	1,553,764
Preferred stock	103,204	103,204	103,212	103,373

Total stockholders’ equity	1,639,267	1,636,479	1,651,207	1,657,137

Total liabilities and stockholders’ equity	$6,221,650	$5,936,611	$5,606,446	$5,409,559

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
		(restated)		(restated)
Revenues
Rental revenues	$173,803	$145,466	$497,000	$434,589
Private capital income	2,726	1,928	8,077	7,844

Total revenues	176,529	147,394	505,077	442,433

Costs and expenses
Property operating costs	(43,953)	(39,129)	(128,580)	(115,550)
Depreciation and amortization	(42,099)	(33,734)	(120,998)	(102,847)
Impairment losses	—	—	—	(5,251)
General and administrative	(15,747)	(10,824)	(45,706)	(34,834)

Total costs and expenses	(101,799)	(83,687)	(295,284)	(258,482)

Operating income	74,730	63,707	209,793	183,951

Other income and expenses
Equity in earnings of unconsolidated joint ventures	603	1,365	3,256	4,222
Interest income and other, net	1,295	653	3,283	3,144
Gains from dispositions of real estate	—	—	—	7,429
Development profits, net of taxes	1,521	5,512	4,756	5,512
Interest expense, including amortization	(40,324)	(35,562)	(118,449)	(107,132)

Total other income and expenses	(36,905)	(28,032)	(107,154)	(86,825)

Income before minority interests and discontinued operations	37,825	35,675	102,639	97,126

Minority interests’ share of income:
Joint venture partners’ share of income	(10,302)	(9,546)	(28,978)	(24,712)
Joint venture partners’ share of development profits	(145)	(3,446)	(894)	(3,446)
Preferred unitholders	(4,942)	(6,314)	(14,766)	(19,073)
Limited partnership unitholders	(1,012)	(488)	(2,618)	(2,200)

Total minority interests’ share of income	(16,401)	(19,794)	(47,256)	(49,431)

Income from continuing operations	21,424	15,881	55,383	47,695

Discontinued operations:
Income (loss) attributable to discontinued operations, net of minority interests	175	1,919	(171)	13,576
Gain from disposition of real estate, net of minority interests	10,450	7,888	12,325	39,579

Total discontinued operations	10,625	9,807	12,154	53,155

Net income	32,049	25,688	67,537	100,850
Preferred stock dividends	(1,783)	(1,470)	(5,349)	(5,788)
Preferred stock unit redemption discount/(issuance costs)	—	(3,671)	—	(3,671)

Net income available to common stockholders	$30,266	$20,547	$62,188	$91,391

Net income per common share (diluted)	$0.35	$0.25	$0.73	$1.11

Weighted average common shares (diluted)	85,395,787	82,720,130	85,012,460	82,539,800

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS (1)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2004	2003 (2)	2004	2003 (2)
Net income	$32,049	$25,688	$67,537	$100,850
Gain from disposition of real estate, net of minority interests	(10,450)	(7,888)	(12,325)	(47,008)
Real estate related depreciation and amortization:
Total depreciation and amortization	42,099	33,734	120,998	102,847
Discontinued operations’ depreciation	525	597	1,733	2,346
FF& E depreciation	(172)	(170)	(508)	(548)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (NI)	10,302	9,546	28,978	24,712
Limited partnership unitholders’ minority interests (NI)	1,012	488	2,618	2,200
Limited partnership unitholders’ minority interests (Development profits)	79	115	222	115
Discontinued operations’ minority interests (NI)	2,218	1,140	2,464	3,195
FFO attributable to minority interests	(22,193)	(17,345)	(58,172)	(47,847)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(603)	(1,365)	(3,256)	(4,222)
AMB’s share of FFO	1,661	2,345	6,089	7,620
Preferred stock dividends	(1,783)	(1,470)	(5,349)	(5,788)
Preferred stock unit redemption discount/(issuance costs)	—	(3,671)	—	(3,671)

Funds from operations	$54,744	$41,744	$151,029	$134,801

FFO per common share and unit (diluted)	$0.61	$0.48	$1.68	$1.54

Weighted average common shares and units (diluted)	90,146,245	87,399,544	89,764,633	87,342,075

(1)The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of its operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, the Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO, as defined by NAREIT, is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does.

(2)Effective January 1, 2003, the Company discontinued its practice of deducting amortization of investments in leasehold interest from FFO as such an adjustment is not provided for in NAREIT’s FFO definition. As a result, FFO for the periods presented has been adjusted to reflect the changes.